Exhibit (10)(t)

Amendment No. 3

to

The First American Corporation

Pension Restoration Plan

(Effective as of January 1, 1994)

The following amendments are hereby made to The First American Corporation Pension Restoration Plan (“Plan”):

1.	Effective as of April 30, 2008, the following sentence is added to the end of Plan section 1.3, relating to the application of the Plan:

“Notwithstanding any other Plan provision, no additional benefit shall be accrued by any Participant under the Plan after April 30, 2008.”

2.	Effective as of April 30, 2008, the following sentence is added to the end of Plan section 3.1, relating to the Restoration of Benefit:

“Notwithstanding the foregoing, no Participant will earn any Benefit Service towards his Restoration Benefit for any period after April 30, 2008.”

3.	Effective as of April 30, 2008, the following sentence is added to the end of Plan section 4.1, relating to Retirement Benefits:

“Notwithstanding any other provision of this Plan, in computing the Participant’s Restoration Benefit such Restoration Benefit shall not include any accruals for Benefit Service for any Participant attributable to periods after April 30, 2008.”

4.	Except as amended above, the Plan as in effect prior to this amendment shall continue unchanged.

* * * * * * * * * *

In Witness Whereof, The First American Corporation caused its duly authorized officer to execute this Plan Amendment on this 21 day of April, 2008.

The First American Corporation

By:	/s/ Kelly J. Dunmore

Its:	Vice President, Employee Benefits

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